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                                                                   Exhibit 10.23


December 31, 1996



Mr. Paul Levine
22 Clarke Street
Lexington, MA 02173

Re:  Termination of Employment Relationship


Dear Mr. Levine,

This letter will constitute an agreement between you and Pure Atria Corporation ("Pure Atria") regarding your resignation from Pure Atria and transition to your role as an independent director of the company. This agreement replaces any existing employment or termination agreements that may already be in place.

During the course of your employment with Pure Atria you have been involved with all aspects of the business of the former Atria Software, Inc. ("Atria") and have had direct access to information, much of which is confidential and proprietary to Pure Atria. You have also been uniquely instrumental in the operations of the Atria which was recently combined with the former Pure Software Inc. to become Pure Atria.

Accordingly, for good and valuable consideration, the adequacy of which is acknowledged, the parties agree as follows:

1.   Employment Termination Date.  Effective as of the date of this letter (the
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     "Termination Date") you will no longer be an employee of Pure Atria.  This will not effect your service to the company as a member of its Board of Directors, which you have indicated to the company you intend to continue for a minimum period of one year following the Termination Date. . As you may be aware, the terms of the stock option plans under which your options were issued consider service on the Board of Directors to be service to the Company for the purposes of the plans, and your options will continue to vest while you serve as a director in accordance with the plans and your option agreements.

2.   Compensation and Benefits. In connection with the termination of your
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     employment with the company, you will receive the following payments and benefits:

     (i) You will be paid your base salary, $80,000 in variable compensation, and any accrued but unused vacation or other paid time off, owed to you through to the Termination Date.

     (ii)      You will be paid an additional lump sum severance payment of
               $390,000.
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     (iii)     Pure Atria shall, at its expense, continue your coverage on Pure
               Atria's medical and dental insurance plans until the Termination Date, pursuant to provisions of the Consolidated Omnibus Budget Reconciliation Act (COBRA) of 1985, and subject to the completion of the appropriate form by you. Thereafter you may continue, at your own expense, medical insurance coverage to the extent permitted by COBRA.

3.   Required Deductions.  The payments and benefits under Section 2 shall be
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     paid or credited net of any applicable withholding taxes which Pure Atria is required to deduct under any applicable federal, state or local law.

4.   Non-Solicitation Provisions.  While Pure Atria agrees that it is acceptable
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     for you to participate in unsolicited discussions about the employment options of past and present employees of Pure Atria, you agree that, for a period of one year following the Termination Date (the "Restriction Period"), you will not, directly or indirectly:

     (i) solicit the services of any person who is then or has within the past six months been an employee of Pure Atria (but excluding individuals who terminated their employment pursuant to a termination agreement with Pure Atria),

     (ii) induce or attempt to induce any employee of Atria or Pure Atria to terminate his/her employment with, or otherwise cease his/her relationship with, Pure Atria, or

     (iii) in any way encourage or promote any employee to terminate or cease his/her employment with Pure Atria.

5.   Non-Competition Provisions.  You agree that, during the Restriction Period,
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     you will not, directly or indirectly, as an employee, consultant, agent, officer, joint venturer, stockholder, investor, or in any other capacity (other than as an independent, outside director, as an affiliate, employee, or partner of or consultant to an investor or venture firm or partnership, or as the holder of not more than five percent of the combined voting power of the outstanding stock):

     (i) provide any services of any kind to Continuus Software Corp., Rational Software Corporation, Segue Software, Inc., SQA Inc., Platinum Technology Inc., Intrinsa Corporation, Intersolv, Inc., Mercury Interactive, Parasoft Corporation, Centerline Software, Inc. NuMega Technologies, Inc., StratosWare Corporation, Abraxas Software, Inc., SQL Software Ltd., or MainSoft Corporation;or any other business in its pursuit of the development, marketing, distribution or re-sale of products directly competitive with any products for sale or under development at Pure Atria as of the Termination Date, in any state within the United States, or in any state or province within any other country (or, if any such country is not divided into states or provinces, within the country itself) in which Pure Atria develops, supports, markets, distributes or re-sells its products during the Restriction Period.


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6.   Inventions Agreements.  This letter agreement does not effect your
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     obligations under, and you continue to be subject to, and any agreement entered into with Atria Software, Inc. or Pure Atria regarding the assignment or other transfer of intellectual property.

7.   Restrictions Reasonable.  You acknowledge that the area of business Pure
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     Atria engages in is highly competitive, that the confidential information and the goodwill of Pure Atria in the marketplace are among their most valuable assets, which you have uniquely helped to develop and maintain in the course of your service to Pure Atria, and that Pure Atria has relied on your willingness to restrict your ability to compete with Pure Atria in agreeing to the provisions of Sections 4 and 5 above. You represent and warrant that your skills and abilities and your financial resources are and will be sufficient to permit you to maintain a satisfactory livelihood during the Restriction Period notwithstanding the restrictions set forth herein. Accordingly, you agree that the restrictions contained in this letter agreement are reasonable and that such restrictions will not cause you undue hardship.

8.   Confidentiality and Related Terms. You agree that all financial terms and
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     conditions of this letter agreement shall be held confidential by you and shall not be publicized or disclosed to any person (other than an immediate family member, legal counsel or financial advisor, provided that any such individual to whom disclosure is made agrees to be bound by these confidentiality obligations), business entity or government agency (except as mandated by state or federal law). The foregoing restrictions will not apply to information that has been publicly released by Pure Atria.

9.   Remedies. It is specifically understood and agreed that (i) the
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     restrictions imposed on you under this letter agreement are necessary for the protection of the business and goodwill of Pure Atria, and are reasonable for such purpose, (ii) any breach of the provisions of this letter agreement is likely to result in irreparable injury and substantial and irrevocable damage to Pure Atria, and (iii) any remedy at law alone will be an inadequate remedy for such breach. Accordingly, you agree that, in addition to any other remedy it may have, Pure Atria, shall be entitled to enforce the specific performance of this letter agreement by you and to obtain both temporary and permanent injunctive relief (to the extent permitted by law), without the necessity of proving actual damages.

10.  Severability and Interpretation.  The provisions of this letter agreement
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     are severable, and the invalidity of any provision hereof shall not affect the validity of any other provisions hereof. Not withstanding any other provision of this letter agreement, in the event that any court of competent jurisdiction shall determine that any provision of this letter agreement or the application thereof is unenforceable because of the duration of such provision or the scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that letter agreement in its reduced form shall then be valid and enforceable to the full extent permitted by law. If any restriction set forth in Section 4 or 5 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.



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11.  Successors and Assigns.  This letter agreement shall bind and inure to the
     ----------------------
     benefit of the parties hereto and any and all successors and assigns of Pure Atria; your obligations under this letter agreement are personal, unassignable and may be performed only by you.

12.  Captions and Headings.  Captions and headings in this letter agreement are
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     for convenience of reference and do not define or limit any term in this letter agreement.

13.  Waiver of Rights; Amendment.  No delay or omission by a party to this
     ---------------------------
     letter agreement in exercising any right under this letter agreement will operate as a waiver of that or any other right. A waiver or consent given by any party to this letter agreement on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion. This letter agreement may not be modified or amended except in writing, signed by both parties.

14.  Notices.  Notices under this letter agreement shall be sent to the parties
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     at respective addresses above by certified mail, return receipt requested, by overnight courier service, or by personal delivery, and will be deemed effective upon receipt. Notices to Atria and Pure Atria, shall be sent to
     the attention of the General Counsel.   Postage, delivery and other charges
     must be paid by the sender. A party may change its address for notice by written notice complying with the requirements of this section.


Pure Atria Corporation


By:
   _______________________
   Name:
   Title:


My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that neither Pure Atria, nor any of its respective agents or representatives have made any representations inconsistent with the terms or effects of this letter agreement, and that I have read this letter agreement carefully, understand its terms and effects, and am voluntarily executing it.

Signed
       _________________________________



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